UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 18, 2006


                              NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


              FLORIDA                   0-26509                  65-0601272
   (State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
       of incorporation)                                    Identification No.)


                           8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
               (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     The information set forth under Item 2.03 below is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     Effective September 18, 2006, our wholly-owned subsidiary, National Coal Corporation, a Tennessee corporation ("NC Tennessee") entered into a sale/lease-back transaction pursuant to which NC Tennessee sold a Superior Highwall Miner and related equipment to GATX Financial Corporation for approximately $6.4 million pursuant to a Bill of Sale and then leased such equipment back pursuant to a Master Lease Agreement of the same date at a monthly rent of $166,567.74 for a term of forty-two (42) months. NC Tennessee originally entered into the lease with First National Capital Corporation, which then assigned the lease to GATX. We will use the proceeds from the sale of the equipment for general corporate and working capital purposes.

     The lease imposes certain obligations on NC Tennessee and grants certain rights to GATX in the event of a default under the lease. The lease also contains other customary representations, warranties, obligations, conditions, indemnification provisions and termination provisions associated with leases of this nature. We have an option to purchase the equipment from GATX at the end of the lease term at its then fair market value.


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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NATIONAL COAL CORP.

Date: September 22, 2006                By:   /s/ T. Michael Love
                                              ---------------------------
                                              T. Michael Love
                                              Chief Financial Officer


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